EXHIBIT 99.1

News Release

Contact: Corporate Communications

Houston: 713.324.5080

Email: corpcomm@coair.com

News archive: continental.com/company/news/ Address: P.O. Box 4607, Houston, TX 77210-4607

CONTINENTAL AIRLINES REPORTS NOVEMBER 2006

OPERATIONAL PERFORMANCE

HOUSTON, Dec. 1, 2006 - Continental Airlines (NYSE: CAL) today reported a November consolidated (mainline plus regional) load factor of 80.7 percent, 2.0 points above last year's November consolidated load factor. The carrier reported a mainline load factor of 81.1 percent, 2.1 points above the November 2005 mainline load factor, and a domestic mainline load factor of 84.2 percent, 3.0 points above November 2005. All three were records for the month. In addition, the airline had an international mainline load factor of 77.4 percent, 1.1 points above November 2005.

During the month, Continental recorded a U.S. Department of Transportation on-time arrival rate of 76.5 percent and a November mainline completion factor of 99.7 percent.

In November 2006, Continental flew 7.0 billion consolidated revenue passenger miles (RPMs) and 8.7 billion consolidated available seat miles (ASMs), resulting in a traffic increase of 9.8 percent and a capacity increase of 7.1 percent as compared to November 2005. In November 2006, Continental flew 6.2 billion mainline RPMs and 7.6 billion mainline ASMs, resulting in a mainline traffic increase of 10.0 percent and a 7.1 percent increase in mainline capacity as compared to November 2005. Domestic mainline traffic was 3.5 billion RPMs in November 2006, up 8.1 percent from November 2005, and domestic mainline capacity was 4.2 billion ASMs, up 4.2 percent from November 2005.

For November 2006, consolidated passenger revenue per available seat mile (RASM) is estimated to have increased between 2.5 and 3.5 percent compared to November 2005, while mainline passenger RASM is estimated to have increased between 4.0 and 5.0 percent compared to November 2005. For October 2006, consolidated passenger RASM increased 5.3 percent compared to October 2005, while mainline passenger RASM increased 5.8 percent from October 2005.

November 2006 sales at continental.com increased 18.0 percent over November 2005.

Continental's regional operations had a record November load factor of 77.3 percent, 0.9 points above last year's November load factor. Regional RPMs were 822.8 million and regional ASMs were 1,064.7 million in November 2006, resulting in a traffic increase of 8.4 percent and a capacity increase of 7.1 percent versus November 2005.

Continental Airlines is the world's fifth largest airline. Continental, together with Continental Express and Continental Connection, has more than 3,200 daily departures throughout the Americas, Europe and Asia, serving 151 domestic and 136 international destinations. More than 400 additional points are served via SkyTeam alliance airlines. With more than 43,000 employees, Continental has hubs serving New York, Houston, Cleveland and Guam, and together with Continental Express, carries approximately 61 million passengers per year. Continental consistently earns awards and critical acclaim for both its operation and its corporate culture.

In 2006, Continental Airlines won its sixth J.D. Power and Associates award since 1996. The carrier received the highest rank in customer satisfaction among network carriers in North America in the J.D. Power and Associates 2006 Airline Satisfaction Index SurveySM. For the third consecutive year, FORTUNE magazine named Continental the No. 1 Most Admired Global Airline on its 2006 list of Most Admired Global Companies. Continental was also named the No. 1 airline on the publication's 2006 America's Most Admired airline industry list. Additionally, Continental again won major awards at the OAG Airline of the Year Awards including "Best Airline Based in North America" for the third year in a row, and "Best Executive/Business Class" for the fourth consecutive year. For more company information, visit continental.com.

This press release contains forward-looking statements that are not limited to historical facts, but reflect the company's current beliefs, expectations or intentions regarding future events. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. For examples of such risks and uncertainties, please see the risk factors set forth in the company's 2005 10-K and its other securities filings, including any amendments thereto, which identify important matters such as the consequences of our significant financial losses and high leverage, terrorist attacks, domestic and international economic conditions, the significant cost of aircraft fuel, labor costs, competition, and industry conditions, including the demand for air travel, the airline pricing environment and industry capacity decisions, regulatory matters, disruptions in its computer systems, and the seasonal nature of the airline business. The company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release, except as required by applicable law.

PRELIMINARY TRAFFIC RESULTS
NOVEMBER	2006	2005	Change
REVENUE PASSENGER MILES (000)
Domestic	3,531,710	3,266,601	8.1	Percent

International	2,673,910	2,377,184	12.5	Percent
Transatlantic	1,326,422	1,216,506	9.0	Percent
Latin America	772,127	624,427	23.7	Percent
Pacific	575,361	536,251	7.3	Percent

Mainline	6,205,620	5,643,785	10.0	Percent
Regional	822,838	758,954	8.4	Percent
Consolidated	7,028,458	6,402,739	9.8	Percent
AVAILABLE SEAT MILES (000)
Domestic	4,193,212	4,025,125	4.2	Percent

International	3,454,477	3,117,044	10.8	Percent
Transatlantic	1,705,811	1,531,269	11.4	Percent
Latin America	982,499	836,674	17.4	Percent
Pacific	766,167	749,101	2.3	Percent

Mainline	7,647,689	7,142,169	7.1	Percent
Regional	1,064,692	993,964	7.1	Percent
Consolidated	8,712,381	8,136,133	7.1	Percent
PASSENGER LOAD FACTOR
Domestic	84.2 Percent	81.2 Percent	3.0	Points

International	77.4 Percent	76.3 Percent	1.1	Points
Transatlantic	77.8 Percent	79.4 Percent	-1.6	Points
Latin America	78.6 Percent	74.6 Percent	4.0	Points
Pacific	75.1 Percent	71.6 Percent	3.5	Points

Mainline	81.1 Percent	79.0 Percent	2.1	Points
Regional	77.3 Percent	76.4 Percent	0.9	Points
Consolidated	80.7 Percent	78.7 Percent	2.0	Points
ONBOARD PASSENGERS
Mainline	3,955,857	3,655,393	8.2	Percent
Regional	1,490,680	1,367,400	9.0	Percent
Consolidated	5,446,537	5,022,793	8.4	Percent
CARGO REVENUE TON MILES (000)
Total	91,514	88,202	3.8	Percent
PRELIMINARY TRAFFIC RESULTS
YEAR-TO-DATE	2006	2005	Change
REVENUE PASSENGER MILES (000)
Domestic	39,572,703	36,438,481	8.6	Percent

International	32,999,298	28,642,510	15.2	Percent
Transatlantic	16,460,823	14,258,489	15.4	Percent
Latin America	9,702,863	8,199,207	18.3	Percent
Pacific	6,835,612	6,184,814	10.5	Percent

Mainline	72,572,001	65,080,991	11.5	Percent
Regional	9,460,030	8,120,744	16.5	Percent
Consolidated	82,032,031	73,201,735	12.1	Percent
AVAILABLE SEAT MILES (000)
Domestic	47,225,358	44,822,959	5.4	Percent

International	42,156,313	36,899,504	14.2	Percent
Transatlantic	20,894,637	17,788,882	17.5	Percent
Latin America	12,347,765	10,861,290	13.7	Percent
Pacific	8,913,911	8,249,332	8.1	Percent

Mainline	89,381,671	81,722,463	9.4	Percent
Regional	12,128,574	10,889,534	11.4	Percent
Consolidated	101,510,245	92,611,997	9.6	Percent
PASSENGER LOAD FACTOR
Domestic	83.8 Percent	81.3 Percent	2.5	Points

International	78.3 Percent	77.6 Percent	0.7	Points
Transatlantic	78.8 Percent	80.2 Percent	-1.4	Points
Latin America	78.6 Percent	75.5 Percent	3.1	Points
Pacific	76.7 Percent	75.0 Percent	1.7	Points

Mainline	81.2 Percent	79.6 Percent	1.6	Points
Regional	78.0 Percent	74.6 Percent	3.4	Points
Consolidated	80.8 Percent	79.0 Percent	1.8	Points
ONBOARD PASSENGERS
Mainline	44,655,507	41,020,772	8.9	Percent
Regional	16,813,906	14,644,801	14.8	Percent
Consolidated	61,469,413	55,665,573	10.4	Percent
CARGO REVENUE TON MILES (000)
Total	982,071	928,578	5.8	Percent

PRELIMINARY OPERATIONAL AND FINANCIAL RESULTS
NOVEMBER	2006	2005	Change
On-Time Performance [1]	76.5%	79.3%	(2.8)	Points
Completion Factor [2]	99.7%	99.8%	(0.1)	Points
October 2006 year-over-year consolidated RASM change			5.3	Percent
October 2006 year-over-year mainline RASM change			5.8	Percent
November 2006 estimated year-over-year consolidated RASM change			2.5-3.5	Percent
November 2006 estimated year-over-year mainline RASM change			4.0-5.0	Percent
November 2006 estimated average price per gallon of fuel, including fuel taxes			1.97	Dollars
Forth Quarter 2006 estimated average price per gallon of fuel, including fuel taxes			2.01	Dollars

1 Department of Transportation Arrivals within 14 minutes
2 Mainline Mileage Completion Percentage

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